UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 14, 2005

Date of Report (Date of earliest event reported)

ZOLL MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-20225	04-2711626
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

269 Mill Road, Chelmsford, MA 01824

(Address of principal executive offices) (Zip Code)

(978) 421-9655

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In March 2004, ZOLL Medical Corporation (the “Company”) entered into an exclusive license agreement with LifeCOR, Inc. (“LifeCOR”). LifeCOR is a privately owned medical equipment company that designs, manufactures and markets a wearable external defibrillator system. The licensed technology included LifeCOR’s Life•Padz System, a next-generation, in-hospital wearable cardioverter defibrillator which received clearance from the U.S. Food and Drug Administration (FDA) in May 2004. Under this license agreement, the Company acquired exclusive marketing and distribution rights to LifeCOR’s technology for in-hospital use in exchange for $5 million in cash and the return of a $3.5 million equity investment that the Company previously maintained in LifeCOR. The Company also provided a working capital line of credit secured by LifeCOR’s accounts receivable and other assets. In addition, the Company obtained an option, exercisable through October 2005, to purchase the remainder of LifeCOR’s assets. If the option were exercised, the Company would assume LifeCOR’s debt, estimated to be $7.7 million, and would make earn-out payments to LifeCOR’s shareholders based upon future revenue growth of the acquired business over a five-year period.

Of the $8.5 million purchase price for the license agreement, $7.2 million was assigned to license fees with a useful life of 25 years, and $1.3 million to the purchase option which is not subject to amortization.

On September 14, 2005, the Company and LifeCOR entered into an amendment of their outstanding agreements (the “Amendment”). Under the terms of the Amendment, the exercise date of the option previously granted to the Company to acquire the remainder of LifeCOR’s assets not previously acquired was extended to April 15, 2006. In consideration of such extension, the Company made available to LifeCOR an additional credit facility in the amount of $1.2 million, augmenting the working capital line of credit previously extended by the Company to LifeCOR, which had a principal amount of approximately $1.4 million outstanding on September 14, 2005.

The Company believes that certain recent regulatory actions and favorable publicity concerning LifeCOR’s products have resulted in increased LifeCOR revenue and growth rate closer to the Company’s expectations when it first acquired the option. LifeCOR’s revenues for the month of August 2005 were approximately $540,000 and its operations were approaching break-even. The option extension to April 15, 2006 will permit the Company to evaluate whether LifeCOR’s revenue growth will continue.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Title
10.1	Amendment to Master Agreement and Asset Purchase Agreement by and among LifeCOR, Inc., ZOLL Medical Corporation and LC Acquisition Corporation dated as of September 14, 2005.

10.2	Form of Additional Advance Note.

10.3	Master Agreement by and among ZOLL Medical Corporation, LC Acquisition Corporation and LifeCOR, Inc. dated as of March 29, 2004.

10.4	Asset Purchase Agreement by and among ZOLL Medical Corporation, LC Acquisition Corporation and LifeCOR, Inc. dated as of March 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZOLL MEDICAL CORPORATION

Date: September 20, 2005	By:	/s/ Richard A. Packer
	Name:	Richard A. Packer
	Title:	President

Exhibit Index

Exhibit No.
10.1	Amendment to Master Agreement and Asset Purchase Agreement by and among LifeCOR, Inc., ZOLL Medical Corporation and LC Acquisition Corporation dated as of September 14, 2005.

10.2	Form of Additional Advance Note.

10.3	Master Agreement by and among ZOLL Medical Corporation, LC Acquisition Corporation and LifeCOR, Inc. dated as of March 29, 2004.

10.4	Asset Purchase Agreement by and among ZOLL Medical Corporation, LC Acquisition Corporation and LifeCOR, Inc. dated as of March 29, 2004.